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                                                              EXHIBIT 3(ii)


                                      BY-LAWS
                                        of
                         The Bank of New York Company, Inc.
                         As Amended through April 12, 2005

                                     ARTICLE I
                                     OFFICES

      SECTION 1.1. Principal Office. The principal office of The Bank of New York Company, Inc. (hereinafter called the Company) shall be in the City and County of New York.

      SECTION 1.2. Other Offices. The Company may have other offices at such other places as the Board of Directors of the Company (hereinafter called the Board) may from time to time determine and as shall be legally authorized.

                                    ARTICLE II
                             MEETINGS OF SHAREHOLDERS

      SECTION 2.1. Place of Meeting. Each meeting of the shareholders of the Company (hereinafter called the shareholders) shall be held at the principal office of the Company or at such other place, within or without the State of New York, as shall be specified in the notice of such meeting.

      SECTION 2.2. Annual Meetings. The annual meeting of the shareholders for the election of directors and the transaction of such other business as properly may be brought before such meeting shall be held on such date as may be designated by the Board from time to time, at such hour as may be specified in the notice of such meeting.

      SECTION 2.3. Special Meetings. A special meeting of the shareholders for any purpose or purposes may be called at any time by order of the Board or by the Chairman of the Board (hereinafter called the Chairman) or, in his absence, the President.

      SECTION 2.4. Notice of Meetings. Notice of each meeting of the shareholders shall be in writing and signed by the Chairman, the President or the Secretary. Such notice shall state the purpose or purposes for which such meeting is called and the place, date and hour of the meeting, and, unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders who comply with applicable requirements of law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. Except as otherwise provided by law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than fifty days before such meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, with postage thereon


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prepaid,directed to the shareholder at his address as it appears on the record of shareholders of the Company, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address. Unless the Board fixes a new record date for an adjourned meeting of the shareholders, notice thereof need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. Any previously scheduled meeting of the shareholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the shareholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of shareholders.

      SECTION 2.5. Waiver of Notice. Notice of any meeting of the shareholders need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting, and the attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion thereof the lack of notice of such meeting, shall constitute a waiver of notice thereof by him.

      SECTION 2.6. Quorum. Except as otherwise provided by law, at all meetings of the shareholders the presence, in person or by proxy, of the holders of a majority of the shares of the Company entitled to vote thereat shall be necessary to constitute, and shall constitute, a quorum for the transaction of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of the shareholders present in person or by proxy and entitled to vote at such meeting may adjourn such meeting from time to time and from place to place until a quorum shall be present thereat. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum then had been present.

      SECTION 2.7. Organization. At each meeting of the shareholders, the Chairman or, in his absence, the President or, in his absence, such person as may be designated by the Board or, in the absence of any of the foregoing, a person chosen for the purpose by a majority in voting interest of the shareholders present in person or by proxy and entitled to vote at such meeting, shall act as chairman thereof and preside thereat; and the Secretary or, in his absence, the person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The person presiding at the meeting shall establish the rules for the conduct of the meeting, including, without limitation, the order of consideration of matters to be voted upon by the shareholders. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws,the person presiding at the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such proposal or nomination shall be disregarded.


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      SECTION 2.8. Voting and Proxies.  Subject to the provisions of Section
9.5 of these By-laws and except as otherwise provided in this Section or by law, every shareholder of record of the Company shall be entitled at every meeting of the shareholders to one vote in person or by proxy for every share of stock of the Company standing in his name on the record of shareholders. The person presiding at the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which shareholders will vote at the meeting.

      Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date by the Company, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

      Shares held by an administrator, executor, guardian, conservator, committee or other fiduciary, except a trustee, may be voted by him or it, either in person or by proxy, without transfer of such shares into his or its name. Shares held by a trustee may be voted by him or it, either in person or by proxy, only after the shares have been transferred into his or its name as trustee or into the name of his or its nominee.

      Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.

      A shareholder shall not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.

      Every proxy must be signed by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

      At all meetings of the shareholders, a quorum being present, all matters, except as otherwise provided by law, the Certificate of Incorporation of the Company or Section 3.4 of these By-laws, shall be authorized by a majority of the votes cast at the meeting by the shareholders present in person or by proxy and entitled to vote thereon.

      Unless demanded by a shareholder or shareholders present in person or by proxy at any meeting of the shareholders and owning not less than ten percent in voting interest of the outstanding stock of the Company entitled to be voted thereat, or unless so directed

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by the chairman of the meeting, the vote thereat on any question need not be by ballot, except in the case of the election of directors.

      A list of shareholders as of the record date for the meeting, certified by the Secretary or an Assistant Secretary responsible for its preparation or by a transfer agent for the stock of the Company, shall be produced at any meeting of the shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors appointed pursuant to Section 2.9 of these By-laws, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

      SECTION 2.9. Inspectors. The Board, in advance of any meeting of the shareholders, may appoint one or more persons to act as inspectors (with respect to any election to be held, or otherwise) at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting of the shareholders may, and if so requested by a shareholder entitled to vote thereat shall, appoint one or more persons to act as inspectors. In case any person appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

      At such meeting the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such other acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

      SECTION 2.10. Stockholder Proposals and Nominations.

      (a) Annual or Special Meetings of Shareholders. At any annual or special meeting of shareholders, proposals by shareholders and persons nominated for election as directors by shareholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Certificate of Incorporation and By-laws of the Company. Notice of any proposal to be presented by any shareholder or of the

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name of any person to be nominated by any shareholder for election as a director of the Company at any meeting of shareholders shall be delivered to the Secretary of the Company at its principal executive office (i) in the case of an annual meeting, not fewer than 90 nor more than 120 days prior to the anniversary date of the immediately preceding meeting, provided that in the event that the annual meeting is called on a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later that the close of business on the fifteenth day following the earlier of the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made;
and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was
mailed and public announcement was made.   Any shareholder who gives
notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder's name and address, the number and class of all shares of each class of stock of the Company beneficially owned by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder generally) and whether such person has received any financial assistance, funding or other consideration from any other person in respect of the proposal (and the details thereof). Any shareholder desiring to nominate any person for election as a director of the Company shall deliver with such notice (i) a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Company beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Company), (ii) such person's signed consent to serve as a director of the Company if elected, (iii) such shareholder's name and address, (iv) a confirmation of the number and class of all shares of each class of stock of the Company beneficially owned by such shareholder, (v) a confirmation that any governmental approvals required in connection with such person's nomination, election or taking office as a director of the Company have been obtained by such stockholder and/or nominee, as applicable, and are in full force and effect as of the date of submission of such notice of nomination and (vi) a statement as to whether such person or shareholder received any financial assistance, funding or consideration from any other person in respect of the nomination (and the details thereof). As used herein, shares "beneficially owned" shall include all shares that such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares of which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine

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whether such notice has been duly given and shall direct
that proposals and nominees not be considered if such notice has not been given. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of shareholders notice as described above.

      (b) Eligibility of Directors. Only such persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before a meeting in accordance with the procedures set forth in this By-law.

      (c) Public Announcement Defined. For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (d) Exchange Act Matters. Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock of the Company, if any, to elect directors under specified circumstances.



                                      ARTICLE III
                                   BOARD OF DIRECTORS

      SECTION 3.1. General Powers. The business and affairs of the Company shall be managed by the Board.

      SECTION 3.2. Number. The Board shall consist of such number of directors, not less than nine, as shall be fixed from time to time by resolution adopted by a majority of the total number of directors which the Company would have, prior to any increase or decrease, if there were no vacancies on the Board. The tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board.

      SECTION 3.3. Qualifications. No person shall be eligible to serve as a director unless, when his term commences, he is not less than eighteen years of age nor (except in the case of those persons who were named as directors in the Statement of Organization of the Company or who were members of the Board of Trustees of The Bank of New York prior to April 30, 1957) more than seventy years of age. Directors need not be shareholders.


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      SECTION 3.4. Election and Term.  At each annual meeting of the shareholders, directors shall be elected to hold office until the next annual meeting. Subject to the provisions of these By-laws, each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified.

      Directors shall be elected by the shareholders, except as otherwise provided by law or the Certificate of Incorporation of the Company or these By-laws. In order to be elected as a director by the shareholders, a person must, except as otherwise provided by law, receive a plurality of the votes cast by the holders of shares entitled to vote thereon at a meeting of the shareholders for the election of directors at which a quorum shall be present.

      SECTION 3.5. Resignations. Any director of the Company may resign at any time by giving written notice to the Chairman, the President or the Secretary. Such resignation shall take effect at the date of receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 3.6. Removal. Any or all of the directors may be removed for cause by vote of the shareholders or by action of the Board.

      SECTION 3.7. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason, shall be filled by election by the affirmative vote of a majority of the directors then in office, even though less than a quorum exists.

      A director elected to fill a vacancy, or to fill a newly created directorship, shall be elected to hold office until the next annual meeting of the shareholders and until his successor has been elected and qualified.

      SECTION 3.8. Time and Place of Meetings; Content of Notice, if any. Except as otherwise provided in these By-laws, the Board may hold any meeting within or without the State of New York at such place, and at such time, as from time to time may be designated by resolution of the Board or as shall be specified in the notice of such meeting or in the waivers of notice thereof signed by the directors at the time in office (other than any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice thereof to him). Except as otherwise specifically provided by law or in these By-laws, any notice or waiver of notice of any meeting of the Board need not contain any statement of the purpose or purposes of the meeting or any specification of the business to be transacted thereat, but shall specify the time and place thereof.

      SECTION 3.9. Annual Meeting. Following each annual meeting of the shareholders for the election of directors, the Board shall meet for the purposes, without

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limitation, of organization and the annual election and appointment of officers. The meeting of the Board to be held for such purposes shall be the regular meeting of the Board next following each such annual meeting of the shareholders, unless a special meeting of the Board shall in the meantime have been duly called and held for such purposes.

      SECTION 3.10. Regular Meetings. Regular meetings of the Board may be held at such time and place as shall from time to time be specified in a resolution of the Board, and no notice thereof need be given.

      SECTION 3.11. Special Meetings. A special meeting of the Board may be called at any time by the Chairman or, in his absence, by the President and shall be called by the Chairman, the President or the Secretary upon the written request of any two directors.

      Except as otherwise provided by law, notice of each such meeting shall be given to each director by mail, addressed to him at his residence or usual place of business, not later than noon, New York time, on the third day prior to the day on which the meeting is to be held, or shall be given to him, so addressed, by telegram or cable or radiogram, or given to him personally by messenger or telephone, not later than noon, New York time, on the day before the day on which such meeting is to be held. Notices are deemed to have been given by mail, when deposited in the United States mail, by telegram or cable or radiogram at the time of filing, by messenger at the time of delivery, and by telephone at the time of the telephone call.

      Notice of such meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

      SECTION 3.12. Quorum and Manner of Acting. At all meetings of the Board the presence of one-third of the entire Board shall be necessary to constitute a quorum for the transaction of business thereat, and an act taken by vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, except as otherwise provided by law or these By-laws.

      Members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

      Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board shall be filed with the minutes of the proceedings of the Board.


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      A majority of the directors present, whether or not a quorum shall be present, may adjourn any meeting from time to time and from place to place. Notice of any adjournment of a meeting to another time or place shall be given in the manner described in Section 3.11 of these By-laws to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called if a quorum then had been present. The directors shall act only as a Board and the individual directors shall have no power as such.

      SECTION 3.13. Organization. At each meeting of the Board, the Chairman or, in his absence, the President or, in his absence, such person as may be designated by the Board or, in the absence of any of the foregoing, a director chosen by a majority of the directors present, shall act as chairman thereof and preside thereat; and the Secretary or, in his absence, the person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

      SECTION 3.14. Compensation. Each director, other than officers of the Company or any of its subsidiaries, shall be paid such compensation as the Board from time to time may determine for his services as director or as a member of any committee appointed by or pursuant to the authorization of the Board, and shall, in addition, be reimbursed for such transportation and other expenses as shall be incurred by him in the performance of his duties. Nothing in this Section shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.

      SECTION 3.15. Interest of Directors and Officers in Transactions. In the absence of fraud, no contract or other transaction between the Company and one or more of its directors, or between the Company and any other corporation, firm, association or other entity in which one or more of its directors or officers are directors, or have a substantial financial interest, shall be either void or voidable, irrespective of whether such interested director or directors are present at the meeting of the Board, or of a committee thereof, which approves such contract or transaction and irrespective of whether his or their votes are counted for such purpose:

      (a) if the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board, or a committee thereof, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or, if the votes of the disinterested directors are insufficient to constitute an act of the Board under Section 3.12 of these By-laws, by unanimous vote of the disinterested directors; or

      (b) if the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.

      If there was no such disclosure or knowledge, or if the vote of such interested director was necessary for the approval of such contract or transaction at a meeting of the Board or committee at which it was approved, the Company may avoid the contract or transaction unless the party or parties thereto shall establish affirmatively that the contract or transaction was fair and reasonable as to the Company at the time it was approved by the Board, a committee or the shareholders.

      Notwithstanding the foregoing, no loan, except advances in connection with indemnification, shall be made by the Company to any director unless it is authorized by vote of the shareholders without counting any shares of the director who would be the borrower.

                                   ARTICLE IV
                              EXECUTIVE COMMITTEE

      SECTION 4.1. How Constituted. The Board, by resolution adopted by a majority of the entire Board, may appoint an Executive Committee, which shall consist of the Chairman, the President, and not less than one other director. The Executive Committee shall serve at the pleasure of the Board.

      SECTION 4.2. Term of Office. Each member of the Executive Committee, provided he continues to be a director, shall, subject to the provisions of this Article, continue in office as such member until the next annual meeting of the Board and until his successor, if any, shall have been appointed, or until he shall resign or shall have been removed in the manner hereinafter provided.

      SECTION 4.3. Vacancies. In case any vacancy shall exist in the Executive Committee resulting from any cause whatsoever, the Board may fill such vacancy by resolution adopted by a majority of the entire Board.

      SECTION 4.4. Powers. While the Board is not in session, the Executive Committee shall have and may exercise (unless the Board shall otherwise determine) all the authority and powers of the Board in the management of the business and affairs of the Company, including generally and without limitation all powers conferred upon or vested in the Board by law, by the Certificate of Incorporation of the Company, by these By-laws or otherwise, excepting the powers conferred upon the Board by this Article, and except that the Executive Committee shall not have authority as to the following matters:

      (a) the submission to shareholders of any action for which shareholders' authorization is required;

      (b) the filling of vacancies in the Board or in the Executive Committee or any other committee having any of the authority of the Board;

      (c) the fixing of compensation of the directors for serving on the Board or on the Executive Committee or any other committee;

      (d) the amendment or repeal of these By-laws, or the adoption of new By-laws;

      (e) the amendment or repeal of any resolution of the Board which by its terms is not amendable or repealable;

      (f) the removal or indemnification of directors; or

      (g) the taking of action which is expressly required by law to be taken at a meeting of the Board or by a specified proportion of the directors.

      SECTION 4.5. Resignations. Any member of the Executive Committee may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 4.6. Removal. Any member of the Executive Committee, other than a member who shall at the time be the Chairman or the President, may be removed by the Board with or without cause at any time.

      SECTION 4.7. Quorum and Manner of Acting. A majority of the members of the Executive Committee shall be necessary to constitute a quorum, and an act taken by vote of a majority of the members of the Committee present at the time of the vote, if a quorum is present at such time, shall be the act of the Committee. Members of the Executive Committee may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting. Any action required or permitted to be taken by the Executive Committee may be taken without a meeting if all members of the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Committee shall be filed with the minutes of the proceedings of the Committee. Subject to the foregoing, and unless the Board shall otherwise decide, the Executive Committee shall fix its rules of procedure, determine its action and fix the time and place of its meetings. The Executive Committee shall keep a record of its proceedings, which shall be at all times available to the directors. All action taken by the Executive Committee shall be reported to the Board at its next meeting.

      SECTION 4.8. Alternate Members. The Board, by resolution adopted by a majority of the entire Board, may appoint one or more directors as alternate members of the Executive Committee, to serve, in accordance with the terms of such resolution, as replacements for, and with the authority and powers of, any members of that Committee absent from any meeting thereof.

                                   ARTICLE V
                               OTHER COMMITTEES

      SECTION 5.1. Other Committees of Directors. The Board, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members such other committees consisting of one or more directors as it may deem advisable and grant to any such committee, to the extent provided in the resolution creating it, authority of the Board; provided, however, that no such committee shall be granted any power or authority withheld from the Executive Committee by Section 4.4 of these By-laws. Each such committee shall serve at the pleasure of the Board. All provisions of Sections 4.2, 4.3, 4.5, 4.6, 4.7 and 4.8 of these By-laws shall apply to each such committee and the members thereof with the same force and effect as if such committee were referred to in the text of such provisions in each instance in which the Executive Committee is so referred to.

      SECTION 5.2. Other Committees of Directors, Officers and/or Other
Persons. The Board may appoint, or authorize the Chairman or, in his absence, the President to appoint, from time to time, such other committees consisting of directors, officers and/or other persons and having such powers, duties and functions in or relating to the business and affairs of the Company as the Board may determine. Each such committee and each member thereof shall serve at the pleasure of the Board and, in the case of any committee appointed by the Chairman or the President, at the pleasure of the Chairman or, in his absence, of the President. A majority of all the members of any such committee, or, in the case of any committee appointed by the Chairman or the President, the Chairman or, in his absence, the President, may determine the rules of order and procedure of such committee and the time and place of its meetings, unless the Board shall otherwise provide.

                                  ARTICLE VI
                                   OFFICERS

      SECTION 6.1. Number and Qualifications. The officers of the Company shall be a Chairman, a President, one or more Vice Chairmen (herein called Vice Chairman or Vice Chairmen), a Secretary, a Treasurer, and such other officers, including but not by way of limitation Vice Presidents (who may include one or more Executive Vice Presidents and Senior Vice Presidents), a Comptroller and an Auditor, as may be elected or appointed in accordance with the provisions of these By-laws. The Chairman and the President shall be elected, and the other officers may, but need not be, elected or appointed, from among the directors. One person may hold any two or more offices and perform the duties thereof.

      SECTION 6.2. Annually Elected Officers. The Chairman, the President, any Vice Chairmen, any Vice Presidents, the Secretary, the Treasurer and such other officers, if any, as the Board may determine, shall be elected by the Board at each annual meeting. Each such officer shall hold office until the next annual meeting of the Board and until his successor, if any, shall have been elected and shall have qualified, or until his death, or until he shall resign or shall be removed in the manner hereinafter provided.

      SECTION 6.3. Additional Officers. The Board may from time to time elect such additional officers (including Vice Chairmen and Vice Presidents) as it shall deem advisable. The Board may also delegate to the Chairman or, in his absence, the President the power to appoint such further officers as the Board shall deem advisable. Each such officer shall serve at the pleasure of the Board and, in the case of an officer appointed by the Chairman or the President, also at the pleasure of the Chairman or, in his absence, of the President.

      SECTION 6.4. Removal. Any officer may be removed by the Board, and an officer appointed by the Chairman or the President may be removed by the Chairman or, in his absence, the President, at any time, or his authority may be suspended by the Board or the Chairman or, in his absence, the President, with or without cause (in the latter case without prejudice to his contract rights, if any). The election or appointment of an officer shall not be deemed of itself to create contract rights.

      SECTION 6.5. Resignations. Any officer may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the date of the receipt of such notice or any later date specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 6.6. Vacancies. A vacancy from any cause in any office referred to above may be filled at any time for the unexpired portion of the term, if any, in the manner prescribed in these By-laws for regular election or appointment to such office.

      SECTION 6.7. Salaries. The salaries of the officers elected by the Board shall be fixed from time to time by the Board or a committee thereof designated by the Board. The salaries of the officers appointed by the Chairman or the President shall be fixed from time to time by the Board or the Chairman or, in his absence, the President. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Company.

      SECTION 6.8. Powers and Duties. The officers of the Company shall have such authority and perform such duties in the management of the Company as may be prescribed by these By-laws or by the Board and, to the extent not so prescribed, they shall have such authority and perform such duties in the management of the Company, subject to the control of the Board, as generally pertain to their respective offices.

      The Chairman shall be the chief executive officer of the Company.

      The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

                                     ARTICLE VII
                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

      SECTION 7.1. Indemnification. Except to the extent expressly prohibited by the New York Business Corporation Law, the Company shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Company, or serves or served at the request of the Company any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein; provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person established that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Company has given its prior consent to such settlement or other disposition.

      The Company may advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled; provided, however, that such person shall cooperate in good faith with any request by the Company that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

      Nothing herein shall limit or affect any right of any person otherwise than hereunder to indemnification or expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

      Anything in these By-laws to the contrary notwithstanding, no elimination of this By-law, and no amendment to this By-law adversely affecting the right of any person to indemnification or advancement of expenses hereunder, shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this By-law shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

      The Company shall not, except by elimination of or amendment to this By-law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this By-law. The indemnification of any person provided by this By-law shall continue after such person has ceased to be a director or officer of the Company and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

      The Company is authorized to enter into agreements with any of its directors or officers extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this By-law, it being expressly recognized hereby that all directors or officers of the Company by serving as such after the adoption hereof, are acting in reliance hereon and that the Company is estopped to contend otherwise.

      In case any provision in this By-law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Company to afford indemnification and advancement of expenses to its directors and officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

      For purposes of this By-law, the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to any employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this By-law, the terms "Company" shall include any legal successor to the Company, including any corporation which acquires all or substantially all of the assets of the Company in one or more transactions.

      A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in the first paragraph of this By-law shall be indemnified as authorized in such paragraph. Except as provided in the preceding sentence and unless ordered by a court, indemnification under this By-law shall be made by the Company if, and only if, authorized in the specific case:

      (1) By the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in the first paragraph of this By-law, or,

      (2) If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs;

         (a) by the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the standard of conduct set forth in the first paragraph of this By-law has been met by such director or officer; or

         (b) by the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such paragraph.

      If any action with respect to indemnification of directors and officers is taken by way of amendment of these By-laws, resolution of directors, or by agreement, the Company shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

                               ARTICLE VIII
                      CONTRACTS, CHECKS, DRAFTS, ETC.

      SECTION 8.1. Contracts, etc. Except as otherwise provided in these By-laws or by law, all deeds, bonds, mortgages, contracts and other instruments to be executed in the name and on behalf of the Company, either for its own account or in a fiduciary or other capacity, shall be signed by the Chairman, the President, a Vice Chairman, an Executive Vice President, a Senior Vice President, a Vice President, the Treasurer, or the Comptroller, or any other officer or officers or agent or agents of the Company designated for that purpose by the Board or by the Chairman, the President, a Vice Chairman, an Executive Vice President, a Senior Vice President or a Vice President, and the seal of the Company shall if appropriate be affixed hereto by any of such officers or the Secretary or any Assistant Secretary.

      SECTION 8.2. Checks, Drafts, etc. Except as otherwise provided in these By-laws or by law, all checks, drafts, bills of exchange and other orders for the payment of money, and all letters of credit, promissory notes and other instruments obligating the Company for the payment of money, shall be signed on behalf of the Company in such manner and by such person or persons as from time to time shall be determined by the Board. Except as the Board may otherwise prescribe, the Chairman, the President, a Vice Chairman, an Executive Vice President, a Senior Vice President, a Vice President, the Treasurer, the Secretary, the Comptroller, an Assistant
Vice President if any, any Assistant Treasurer or any Assistant Secretary, or any other officer or officers or agent or agents to whom such power may be delegated by the Board or by the Chairman, the President, a Vice Chairman, an Executive Vice President, a Senior Vice President or a Vice President, may sign on behalf of the Company all checks, drafts, bills of exchange, letters of credit, promissory notes and other instruments obligating the Company for the payment of money, and endorse and deliver for deposit, collection or credit for account of the Company any bill of exchange, draft, check or other order for the payment of money, or any note or other instrument for the payment of money, or any bill of lading, warehouse receipt, insurance policy or other commercial document requiring endorsement for collection or endorsement on behalf of the Company.

      SECTION 8.3. Securities of 0ther Corporations. Securities of other corporations held by the Company may be voted by any officer designated by the Board and, in the absence of any such designation, by the Chairman, the President, a Vice Chairman, a Vice President, the Secretary, the Treasurer or the Comptroller.

                               ARTICLE IX
                             SHARES OF STOCK

      SECTION 9.1. Certificates for Shares of Stock. Each certificate for a share or shares of stock of the Company shall be in such form as shall be approved by the Board, shall be signed by the Chairman, the President, a Vice Chairman, or a Vice President, and by the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer, and shall be sealed with the seal of the Company or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Company itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Company with the same effect as if he were such officer at the date of its issue.

      If the Company is authorized to issue shares of more than one class, each certificate representing shares issued by the Company shall set forth upon the face or back of the certificate, or shall state that the Company will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued so far as the same have been fixed and the authority of the Board to designate and fix the relative rights, preferences and limitations of other series.

      Each certificate representing shares shall state upon the face thereof:

      (a) that the Company is formed under the laws of the State of New York;

      (b)  the name of the person or persons to whom issued; and

      (c) the number and class of shares, and the designation of the series, if any, which such certificate represents.

      SECTION 9.2. Transfer of Shares of Stock. A transfer of shares of stock of the Company shall be made on the record of shareholders of the Company after satisfaction of all legal prerequisites to the Company's duty to register such transfer, including the surrender of the certificate therefor which shall be canceled when the new certificate is issued.

      SECTION 9.3. Registered Holders. The Company shall be entitled to treat and shall be protected in treating the persons in whose names shares or any warrants, rights or options stand on the record of shareholders, warrant holders, rights holders or option holders, as the case may be, as the owners thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, any such share, warrant, right or option on the part of any other person, whether or not the Company shall have notice thereof, except as expressly provided otherwise by the statutes of the State of New York.

      SECTION 9.4. Lost, Stolen or Destroyed Share Certificates. No certificate for shares of the Company shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board, upon:

      (a) production of evidence of loss, destruction or wrongful taking;

      (b) delivery of a bond indemnifying the Company and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate;

      (c) payment of the expenses of the Company and its agents incurred in connection with the issuance of the new certificate; and

      (d) compliance with such other reasonable requirements as may be imposed.

      SECTION 9.5. Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date not more than fifty days and not less than ten days before the date of such meeting, and not more than fifty days prior to any other action, as the record date for any such determination of shareholders. Upon adjournment of any meeting, the Board may but shall not be required to fix a new record date.

      If a record date for any such determination of shareholders is not fixed by the Board, then, the record date for such determination shall be as provided by law.

      SECTION 9.6. Regulations, Transfer Agents and Registrars. The Board may make such further rules and regulations as it may deem expedient, not inconsistent with these By-laws or with the Certificate of Incorporation of the Company, concerning the issue, transfer and registration of certificates for shares of stock of the Company. It may appoint one or more transfer agents and one or more registrars of transfers, and may require all certificates of stock to bear the signature of either or both.

                              ARTICLE X
                                 SEAL

      SECTION 10.1. Seal. The Board may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

                              ARTICLE XI

                              FISCAL YEAR

      SECTION 11.1. Fiscal Year. The fiscal year of the Company shall be the calendar year.

                              ARTICLE XII
                                 BOOKS

      SECTION 12.1. Books. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, the Board and the Executive Committee if any. There shall be kept at the principal office of the Company or at the office of its transfer agent or registrar, if any, in the State of New York, a record containing the names and addresses of all shareholders of the Company, the number of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, records or minutes may be in legible form or in any other form capable of being converted into legible form within a reasonable time.

      The Board shall have power to determine from time to time, subject to the laws of the State of New York, whether and to what extent and at what times and places and under what conditions and regulations the accounts, books, records or other documents of the Company, or any of them, shall be open to inspection, and no creditor, security holder or other person shall have any right to inspect any account, book, record or other document of the Company, except as conferred by the laws of the State of New York or these By-laws, unless and until authorized to do so by resolution of the Board or of the shareholders.

                              ARTICLE XIII
                               AMENDMENTS

      SECTION 13.1. Amendments. By-laws of the Company may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be adopted, amended or repealed by the Board, by resolution adopted by a majority of the entire Board, but any By-law adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as hereinabove provided.

      If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made.